Exhibit 99.1

NEWS

For Release   Immediate


Contacts (News Media) Tony Zehnder, Corporate Communications 312.396.7086 (Investors) Scott Galovic, Investor Relations 317.817.2893


                   Conseco shareholders re-elect 10 directors,
             approve two amendments to certificate of incorporation
            and ratify independent registered public accounting firm

Carmel, Ind., May 21, 2008 - Shareholders of Conseco, Inc. (NYSE: CNO) at the company's annual meeting today:

     o Re-elected 10 directors to serve terms expiring at next year's annual meeting;

     o Approved amendments to the company's certificate of incorporation to eliminate the plurality voting standard in uncontested director elections and declassify the board of directors; and

     o Ratified the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for 2008.

The re-elected directors are: R. Glenn Hilliard, Donna A. James, Debra J. Perry,
C. James Prieur, Philip R. Roberts, Neal C. Schneider, Michael S. Shannon, Michael T. Tokarz, John G. Turner, and Doreen A. Wright.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.


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